EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The DFA Investment Trust Company of our reports dated December 21, 2023, relating to the financial statements and financial highlights, which appear in The U.S. Large Cap Value Series, The DFA International Value Series, The Japanese Small Company Series, The Asia Pacific Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series, The Canadian Small Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and The DFA Short Term Investment Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm”, "Disclosure of Portfolio Holdings" and “Financial Statements” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 27, 2024